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                                  EXHIBIT 11.1

                     COMPUTATION OF BASIC EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    Three Months Ended      Nine Months Ended
                                         June 30,               June 30,
                                     ----------------        ---------------
                                     1998        1997        1998       1997
                                     ----        ----        ----       ----
Weighted average number of
common shares outstanding           16,195      13,845      16,093      13,439
                                    ======      ======      ======      ======
Net Income                          $8,548      $1,098     $16,240      $5,103
                                    ======      ======      ======      ======
Basic Earnings Per Share            $ 0.53      $ 0.08      $ 1.01      $ 0.38
                                    ======      ======      ======      ======